Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 28, 2022, relating to the financial statements of Amesite, Inc., appearing in the Annual Report on Form 10-K of Amesite, Inc. for the year ended June 30, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Detroit, MI
March 13, 2023